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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                        INTEK DIVERSIFIED CORPORATION
            (Exact name of registrant as specified in its charter)

                DELAWARE                         04-2450145
        (State of incorporation)    (I.R.S. Employer Identification No.)

         970 WEST 190TH STREET, SUITE 720, TORRANCE, CALIFORNIA 90502
               (Address of Principal Executive Offices)       (Zip Code)

 1988 INTEK DIVERSIFIED CORPORATION KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)

    Harry Dunstan                              Copy to:
    970 West 190th Street, Ste. 720            Steven L. Wasserman, Esq.
    Torrance, California 90502                 Kohrman Jackson & Krantz
    310/366-7703                               One Cleveland Center, 20th Floor
    (Name, address, telephone number,          Cleveland, Ohio 44114
    including area code of agent for service)  216/736-7220



                        Calculation of Registration Fee

==============================================================================================================
       Title of            Amount to be        Proposed maximum      Proposed maximum          Amount of
   securities to be         registered        offering price per    aggregate offering     registration fee
      registered                                   share(1)              price(1)
- --------------------------------------------------------------------------------------------------------------
  Common Stock,            65,000 shares             $1.75               $113,750
  $.01 par value          435,000 shares            $10.06              $4,376,100             $1,548.22
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of (i) the actual exercise price of outstanding options under the Registrant's 1988 Key Employee Incentive Stock Option Plan (the "Plan") for the purchase of 65,000 shares of Common Stock at $1.75 per share, and (ii) the average of the high and low market price of the Common Stock on June 20, 1995 with respect to 435,000 shares of Common Stock for which options have not yet been granted pursuant to the Plan.

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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by INTEK Diversified Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

         (a) (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                 (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated March 17, 1980 (File No. 0-09160), filed with the Commission pursuant to Section 12(g) of the Exchange Act (there being no further amendment or report filed for the purpose of updating such description).

         All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Certain statutes, provisions of the Company's Certificate of Incorporation and By-laws, contracts and other arrangements provide that in certain cases, each officer and director and controlling person of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he may incur in his capacity as such. Accordingly, the liability of such persons may be affected as a result thereof.





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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1      1988 INTEK Diversified Corporation Key Employee Incentive Stock Option
         Plan.

5.1      Opinion of Kohrman Jackson & Krantz.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Kohrman Jackson & Krantz (contained in its opinion filed as
         Exhibit 5.1).

         The Company will submit the Plans and any amendments thereto to the Internal Revenue Service and will make all changes required thereby in order to qualify the Plan if the Plan can be so qualified.

ITEM 9.  UNDERTAKINGS

         (a)     The Company undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration





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                 statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on June 22, 1995.

                                        INTEK DIVERSIFIED CORPORATION

                                        By:   /s/ Harry Dunstan
                                              -------------------------------
                                              Harry Dunstan, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  NAME                                      TITLE                               DATE
 /s/ John G. Simmonds                    Chief Executive Officer and                       June 22, 1995
 -----------------------------           Director
 John G. Simmonds


 /s/ Peter A. Heinke                     Principal Financial and Accounting Officer        June 22, 1995
 ---------------------------------       and Director
 Peter A. Heinke

 /s/ Christopher Brantson                Director                                          June 22, 1995
 -----------------------------
 Christopher Brantson


 /s/ Harry Dunstan                       Director                                          June 22, 1995
 ---------------------------------
 Harry Dunstan


 /s/ David Neibert                       Director                                          June 22, 1995
 ----------------------------------
 David Neibert


 /s/ Vincent P. Paul                     Director                                          June 22, 1995
 ---------------------------------
 Vincent P. Paul

 /s/ Steven L. Wasserman                 Director                                          June 22, 1995
 ----------------------------
 Steven L. Wasserman


 /s/ Nicholas R. Wilson                  Director                                          June 22, 1995
 ------------------------------
 Nicholas R. Wilson





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                                EXHIBIT INDEX

4.1      1988 INTEK Diversified Corporation Key Employee Incentive Stock Option
         Plan.

5.1      Opinion of Kohrman Jackson & Krantz.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Kohrman Jackson & Krantz (contained in its opinion filed as
         Exhibit 5.1).





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